Exhibit 3.3

          CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION OF THE
                         SCHOONER BREWERY INCORPORATED

      Pursuant to a NRS 78.385 and 78.390 the undersigned President and Secretary of The Schooner Brewery Incorporated, (the "Corporation"), do hereby certify:

      That the following amendment to the articles of incorporation was unanimously approved by the Board Directors of said corporation by written consent in lieu of a special meeting of the Board Directors dated February 1, 1999 and by a majority of the outstanding shares entitled to vote.

Article I is hereby amended to read as follows:

The exact name of this Corporation is GameCom, Inc.

This Certificate of Amendment to the Articles the of Incorporation may be signed in two or more counterparts.

                                    /s/ L. Kelly Jones

                                    L. Kelly Jones, President


                                    /s/ Kimberly Biggs

                                    Kimberly Biggs, Secretary

                                 ACKNOWLEDGMENT

STATE OF TEXAS

                    ss.

COUNTY OF TARRANT

      On the 9th day of February, 1999, personally appeared before me, a Notary Public, L. Kelly Jones, President of The Schooner Brewery Incorporated, who acknowledged that he executed the above instrument.


                                          /s/  Julie Murphy

                                          Notary Public

STATE OF TEXAS

                    ss.

COUNTY OF TARRANT

      On the 9th day of February, 1999, personally appeared before me, a Notary Public, Kimberly Biggs, Secretary of The Schooner Brewery Incorporated, who acknowledged that he executed the above instrument.


                                          /s/  Julie Murphy

                                          Notary Public